UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 2007

                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     1-15168                  41-1981625
          --------                     -------                  ----------
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

            3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (952) 853-8100
                                                           --------------

                                    No Change
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                EXPLANATORY NOTE

As previously disclosed, on May 30, 2007, Ceridian Corporation, a Delaware corporation ("Ceridian" or the "Company"), Foundation Holdings, Inc., a Delaware corporation ("Foundation Holdings"), and Foundation Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Foundation Holdings ("Merger Sub"), entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement"). On November 9, 2007 at 7:47 a.m. Eastern Standard Time (the "Effective Time"), Ceridian completed its merger with Merger Sub (the "Merger") pursuant to the terms of the Merger Agreement. Foundation Holdings is indirectly owned by Fidelity National Financial, Inc. and entities affiliated with Thomas
H. Lee Partners, L.P. (the "Sponsors") as well as other co-investors. Pursuant to terms of the Merger Agreement, at the Effective Time, each share and share equivalent of common stock, par value $0.01 per share of Ceridian issued and outstanding immediately prior to the effective time of the Merger (the "Ceridian Common Stock") was cancelled and automatically converted into the right to receive $36, without interest and less any applicable withholding taxes, and Ceridian became a wholly owned subsidiary of Foundation Holdings.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

1.    SENIOR SECURED CREDIT FACILITIES
      --------------------------------

         Overview. In connection with the Merger, Merger Sub entered into a senior secured credit agreement, dated as of November 9, 2007, among Merger Sub, Ceridian Canada Ltd., a Canadian corporation (the "Canadian Revolver Borrower"), and Ceridian Canada Holdings ULC, a Nova Scotia unlimited liability company (the "Canadian Term Borrower" and together with Ceridian and the Canadian Revolver Borrower, the "Borrowers"), the lenders party thereto, and Deutsche Bank AG New York Branch as administrative agent and collateral agent and Deutsche Bank AG Canada Branch, as Canadian Sub-Agent with respect to senior secured credit facilities. By virtue of the Merger, the Company assumed the obligations of Foundation Merger Sub, Inc. under the credit agreement. The senior secured credit facilities provide for aggregate borrowings of up to $2,550.0 million including:

      o a revolving credit facility of up to $300.0 million, consisting of a $225.0 million revolving credit facility available for loans in U.S. dollars to the Company and a $75.0 million multicurrency revolving credit facility available for loans to the Company or the Canadian Revolver Borrower; no revolving loans were drawn at the closing of the Merger; and

      o a term loan facility of $2,250.0 million, consisting of a $2,140.0 million term loan drawn by the Company and a $110.0 million term loan drawn by the Canadian Term Borrower; the entire amount of the term loan facility was drawn concurrently with the consummation of the Merger.

         At the Borrowers' option and subject to certain conditions, the Borrowers may increase the credit facilities in an aggregate amount not to exceed $300.0 million without the consent of any person other than the institutions agreeing to provide all or any portion of such increase.

         All revolving loans incurred under the senior secured credit facilities will mature six years and six months from the closing date. The term loan facility will mature seven years from the closing date.

         Interest Rate and Fees. Borrowings under the senior secured credit facilities bear interest at a floating rate, which is, at the Company's option, either (a) a Eurodollar or EURIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs plus an applicable margin, (b) with respect to borrowings denominated in U.S. Dollars, an alternative base rate (defined as the higher of (x) the Deutsche Bank AG New York Branch prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum) plus an applicable margin or (c) with respect to borrowings denominated in Canadian dollars, (x) a base rate determined by reference to the prime rate of Canadian banks or (y) a BA (bankers' acceptance) rate determined by reference to the rate offered for banker's acceptances in Canadian dollars for the interest period relevant to such borrowing plus an


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applicable margin. The applicable margin under the revolving credit facility will be subject to adjustment based on the achievement of certain leverage ratios. The interest rate payable under the senior secured credit facilities will increase by 2.00% per annum during the continuance of any payment event of default.

         For Eurodollar or EURIBOR loans, the Borrowers may select interest periods of one, two, three or six months or, with the consent of all relevant affected lenders, nine or twelve months. Interest will be payable at the end of the selected interest period, but no less frequently than every three months within the selected interest period.

         The senior secured credit facilities also require payment of a commitment fee on the average daily unused portion of the revolving commitments. The Borrower must also pay customary letter of credit fees. Prior to the maturity date, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed, without premium or penalty.

         Mandatory Prepayments. Mandatory prepayments are required to prepay amounts outstanding under the senior secured credit facilities in an amount equal to:

      o 100% (which percentage will be reduced to 50% or 0% depending on the achievement of certain leverage ratios) of net cash proceeds from certain asset dispositions and casualty or condemnation events by the Company or any of its restricted subsidiaries, subject to certain exceptions and reinvestment provisions;

      o 100% of the net cash proceeds from the issuance or incurrence of any additional debt by the Company or any of its restricted subsidiaries (excluding debt permitted under the senior secured credit facilities);

      o 50% (which percentage will be reduced to 25% or 0% depending on the achievement of certain leverage ratios) of excess cash flow, as defined in the senior secured credit agreement; and

      o 100% of the net cash proceeds in excess of a threshold amount received in connection with any receivables facility.

         Voluntary Repayments. Voluntary prepayments of principal amounts outstanding under the senior secured credit facilities are permitted at any time; however, if a prepayment of principal is made with respect to a Eurodollar or EURIBOR loan on a date other than the last day of the applicable interest period, the lenders will require compensation for any funding losses and expenses incurred as a result of the prepayment.

         Amortization. The term loan facility will be subject to amortization, commencing after the first anniversary of the closing date, in equal quarterly installments of principal in an aggregate annual amount equal to (a) 0.25% of the original principal amount of the term loans and (b) in the case of installments due in the fifth year following the closing date, 0.50% of the original principal amount of the term loans, with the remaining balance payable at maturity.

         Guarantees and Security. Subject to certain exceptions, the senior secured credit facilities are unconditionally guaranteed by the Company's material domestic restricted subsidiaries. All obligations of each Canadian borrower under the senior secured credit facilities are unconditionally guaranteed by the Company, the Company's material domestic restricted subsidiaries and, subject to certain exceptions and qualifications, the respective Canadian borrowers.

         The senior secured credit facilities and the guarantees of those obligations are secured by, among other things:

      o a first priority security interest in substantially all of the assets of the Borrowers and the subsidiary guarantors, including, without limitation, receivables, contracts, contract rights, equipment, intellectual property, inventory and other tangible and intangible assets, subject to certain customary exceptions;




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      o     a pledge of (i) all of the Borrowers' present and future capital stock and the present and future capital stock of each of the Company's and each subsidiary guarantor's direct domestic subsidiaries and (ii) 65% of the voting stock of each of the Company's and each subsidiary guarantor's material direct foreign subsidiaries, except to the extent such excess portion over 65% secures the guaranty obligations of the Company or the Canadian Term Borrower of the obligations of the Canadian Revolver Borrower; and

      o all proceeds and products of the property and assets described above.

         Certain Covenants and Events of Default. The senior secured credit facilities contain certain restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements. In addition, the senior secured credit facilities require us to maintain a secured debt ratio.

         The senior secured credit facilities contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, failure of any material provision of any guaranty or security document supporting the senior secured credit facilities to be in full force and effect, and a change of control.


2.    INDENTURE AND SENIOR NOTES DUE 2015
      -----------------------------------

         Overview. On November 9, 2007 (the "Issue Date"), the Company issued $825,000,000 aggregate principal amount of 11-1/4% Senior Notes due 2015 (the "Senior Cash Pay Notes") and $475,000,000 aggregate principal amount of 12-1/4%/13% Senior Toggle Notes due 2015 (the "Senior Toggle Notes", and together with the Senior Cash Pay Notes, the "Notes") under an indenture, dated as of November 9, 2007 among Ceridian Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the "Indenture"). The net proceeds from the offering of the Notes, together with the borrowings under the senior secured credit facilities and the equity contribution by the Sponsors, were used to consummate the Merger.

         Interest. The Company will pay interest on the Notes on each May 15 and November 15 of each year, commencing on May 15, 2008. Interest on the Senior Cash Pay Notes will accrue in cash at a rate of 11-1/4% per annum. Cash interest on the Senior Toggle Notes will accrue at a rate of 12-1/4% per annum, and PIK interest on the Senior Toggle Notes will accrue at a rate of 13% per annum. The payment of interest on the Senior Toggle Notes for the initial interest period will be payable in cash on May 15, 2008. For any interest period thereafter through November 15, 2011, the Company may elect to pay interest on the Senior Toggle Notes entirely in cash, entirely by increasing the principal amount of the Senior Toggle Notes or by issuing new notes ("PIK interest") or by paying interest on half of the principal amount of the Senior Toggle Notes in cash and half in PIK interest. After November 15, 2011, all interest on the Senior Toggle Notes will be payable entirely in cash. If the Company elects to pay any PIK interest, it will increase the principal amount of the Senior Toggle Notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1.00 in the case of global notes) due to holders of Senior Toggle Notes on the relevant record date. All payments of interest on the Senior Cash Pay Notes will be payable in cash.

         The Notes will mature on November 15, 2015.

         Guarantees. The Notes will be initially jointly and severally guaranteed, on an unsecured senior basis, by the Company's directly and indirectly wholly-owned domestic subsidiaries that are guaranteeing the Company's senior secured credit facilities described above. Each of the guarantees of the Notes will be a general unsecured obligation of each guarantor, will be pari passu in right of payment with all existing and future senior indebtedness of each such entity, and will be effectively subordinated to all existing and future secured indebtedness of each such entity to the extent of the value of the assets securing such indebtedness and will be senior in right of payment to all existing and future subordinated indebtedness of each such entity. The Notes will be structurally subordinated to indebtedness and other liabilities of subsidiaries of the Company that do not guarantee the Notes.



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         Ranking. The Notes are the Company's senior unsecured obligations and rank senior in right of payment to the Company's future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; will rank equally in right of payment to the Company's existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; will be effectively subordinated in right of payment to all of the Company's existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and be structurally subordinated to all obligations of each of the Company's subsidiaries that is not a guarantor of the Notes.

         Mandatory Redemption; Offer to Purchase; Open Market Purchases. The Company is not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances in the event of an asset sale or, as described under "Change of Control" below, the Company may be required to offer to purchase Notes. The Company may from time to time purchase Notes in the open market or otherwise.

         Optional Redemption- Senior Cash Pay Notes. The Company may redeem some or all of the Senior Cash Pay Notes for cash at any time before November 15, 2011 at a price equal to 100% of the principal amount of the Senior Cash Pay Notes redeemed plus an applicable premium (specified in the Indenture) as of the date of redemption and accrued and unpaid interest to the redemption date.

         On or after November 15, 2011, the Senior Cash Pay Notes may be redeemable at the Company's option at the redemption prices (expressed as percentages of principal amount of the Senior Cash Pay Notes to be redeemed) plus accrued and unpaid interest thereon to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:


     YEAR                                                           PERCENTAGE
     ----------------------------------------------------------   --------------
     2011......................................................      105.625%
     2012......................................................      102.813%
     2013 and thereafter.......................................      100.000%


         In addition, until November 15, 2010, the Company may, at its option, redeem up to 35% of the then outstanding aggregate principal amount of the Senior Cash Pay Notes at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings to the extent such net cash proceeds are contributed to the Company; provided that at least 50% of the sum of the aggregate principal amount of the Senior Cash Pay Notes originally issued under the Indenture and any additional Senior Cash Pay Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of such redemption and that each such redemption occurs within 180 days of the date of closing of each such equity offering.

         Optional Redemption- Senior Toggle Notes. The Company may redeem some or all of the Senior Toggle Notes for cash at any time before November 15, 2011 at a price equal to 100% of the principal amount of the Senior Toggle Notes redeemed plus an applicable premium (specified in the Indenture) as of the date of redemption and, without duplication, accrued and unpaid interest to the redemption date.

         On and after November 15, 2011, the Senior Toggle Notes may be redeemable at the Company's option at the redemption prices (expressed as percentages of principal amount of the Senior Toggle Notes to be redeemed), plus accrued an unpaid interest thereon to the applicable redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:



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     YEAR                                                           PERCENTAGE
     ----------------------------------------------------------   --------------
     2011......................................................       106.125%
     2012......................................................       103.063%
     2013 and thereafter.......................................       100.000%


         In addition, until November 15, 2010, the Company may, at its option, redeem up to 35% of the then outstanding aggregate principal amount of the Senior Toggle Notes at a redemption price equal to 112.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings to the extent such net cash proceeds are contributed to the Company; provided that at least 50% of the sum of the aggregate principal amount of the Senior Toggle Notes originally issued under the Indenture and any additional Senior Toggle Notes issued under the Indenture after the Issue Date (but excluding PIK Notes) remains outstanding immediately after the occurrence of such redemption and that each such redemption occurs within 180 days of the date of closing of each such equity offering.

         The Company may provide in any redemption notice that payment of the redemption price and performance of its obligations with respect thereto may be performed by another Person.

         Covenants. The Indenture contains covenants limiting the Company's ability and the ability of its restricted subsidiaries to, among other things:

      o     incur additional debt or issue certain preferred stock;

      o pay dividends or make distributions on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or subordinated debt;

      o     make certain investments;

      o create liens on the Company's or its subsidiary guarantors' assets to secure debt;

      o create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries that are not guarantors of the Notes;

      o     enter into transactions with affiliates;

      o merge or consolidate with another person or sell or otherwise dispose of all or substantially all of the Company's assets;

      o     sell assets, including capital stock of the Company's subsidiaries;
            and

      o     designate the Company's subsidiaries as unrestricted subsidiaries.

         Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts and the failure of any guaranty by a significant party to be in full force and effect. If any such event of default occurs, it may permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CERIDIAN CORPORATION

                                         /s/ Gary M. Nelson
                                        ----------------------------------------
                                        Gary M. Nelson
                                        Executive Vice President, Chief
                                        Administrative Officer, General Counsel
                                        and Corporate Secretary

Dated:  November 16, 2007























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